Exhibit 99.1

Aravive Announces Executive Management Transition Plan

CEO Jay Shepard to step down from his current role after a successor is appointed

HOUSTON, August 8, 2019 (GLOBE NEWSWIRE) — Aravive, Inc. (Nasdaq: ARAV), a clinical-stage biopharmaceutical company developing treatments designed to halt the progression of life-threatening diseases, including cancer and fibrosis, today announced that Jay Shepard intends to step down as President, Chief Executive Officer (CEO) and member of the Board of Directors for family medical reasons. The Board of Directors is commencing a search for his successor. Mr. Shepard plans to serve in his current role until a successor is appointed.

“We are truly grateful to Jay for his commitment to the company and his seven years of skilled leadership, including launching Aravive on a promising path by advancing and expanding our clinical programs,” said Srinivas Akkaraju, M.D., Ph.D., Chairman of the Board of Directors. “It is admirable to see a seasoned executive prioritizing his family health needs and we at Aravive respect and support his decision to step down once the Board’s search for a successor is complete.”

Mr. Shepard commented, “I am excited for the future of Aravive and am really pleased with the progress we have made since the merger last October. I believe our approach of targeting the AXL/GAS6 signaling pathway has a potential to make a clinically meaningful difference in the lives of patients with cancer and fibrosis. With a firm foundation and strategy in place at Aravive, I plan to transition from my leadership role in order to dedicate more time to the needs of my family.”

About Aravive

Aravive, Inc. (Nasdaq: ARAV) is a clinical-stage biopharmaceutical company developing treatments designed to halt the progression of life-threatening diseases, including cancer and fibrosis. Aravive’s lead product candidate, AVB-500, is an ultra-high affinity decoy protein that targets the GAS6-AXL signaling pathway. By capturing serum GAS6, AVB-500 starves the AXL pathway of its signal, potentially halting the biological programming that promotes disease progression. AXL receptor signaling plays an important role in multiple types of malignancies by promoting metastasis, cancer cell survival, resistance to treatments, and immune suppression. The GAS6-AXL signaling pathway also plays a significant role in fibrogenesis. Aravive has initiated the Phase 1b portion of a Phase 1b/2 clinical trial of AVB-500 combined with standard of care therapies in patients with platinum-resistant ovarian cancer, and intends to expand development into additional oncology and fibrotic indications. Aravive is based in Houston, Texas and received a Product Development Award from the Cancer Prevention & Research Institute of Texas (CPRIT) in 2016. Aravive was one of FierceBiotech’s Fierce 15 in 2017. For more information, please visit www.aravive.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), express or implied, concerning the Company’s goals, intentions and expectations as to future plans or events, including statements regarding Mr. Shepard’s plans to serve in his current role until a successor is appointed, the Company’s approach of targeting the AXL/GAS6 signaling pathway having a potential to make a clinically meaningful difference in the lives of patients with cancer and fibrosis, the potential for AVB-500 to halt the biological programming that promotes disease progression, and the intended expansion into additional oncology and fibrotic indications. Forward-looking statements are based on current beliefs and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement as a result of various factors, including, but not limited to, risks and uncertainties related to: the Company’s ability to expand development in 2019 into additional oncology and fibrotic indications, the Company’s dependence upon AVB-500, AVB-500’s ability to have favorable results in clinical trials or receive regulatory approval, potential delays in the Company’s clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients; the risk that AVB-500 may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that the Company may encounter difficulties in manufacturing AVB-500; if AVB-500 is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing the Company’s intellectual property rights; the Company’s reliance on its licensor of intellectual property and financing needs. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2018, recent Current Reports on Form 8-K and subsequent filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:

Christina Tartaglia

Stern Investor Relations

christina@sternir.com

Media:

Heidi Chokeir, Ph.D.

Canale Communications

heidi@canalecomm.com